Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-27
*CUSIP:        21988G650       Class     A-1
               21988GAZ9       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of          April 15, 2006.....                            $0.00
         Scheduled Income received on securities.....         $1,687,500.00
         Unscheduled Income received on securities.....               $0.00

LESS:
         Distribution to Class A-1 Holders.....              -$1,687,499.16
         Distribution to Class A-2 Holders.....                      -$0.00
         Distribution to Depositor.....                              -$0.00
         Distribution to Trustee.....                                -$0.84
Balance as of         October 15, 2006.....                           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         April 15, 2006.....                             $0.00
         Scheduled Principal received on securities.....              $0.00

LESS:
         Distribution to Holders.....                                -$0.00
Balance as of         October 15, 2006.....                           $0.00


     UNDERLYING SECURITIES HELD AS OF              October 15, 2006

         Principal Amount                           Title of Security
            ---------                              -----------------

           $45,000,000           Royal Caribbean Cruises Ltd. 7.50% Senior
                                 Debentures due October 15, 2027
                                 *CUSIP:        780153AG7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.